                         Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in each  of the  Prospectuses  and  "Independent  Auditors"  in the
Statement of Additional Information and to the incorporation by reference of our report  dated  February  8,  2002  on the  financial  statements  and  financial highlights of SBL Fund in  Post-Effective  Amendment No. 44 to the  Registration
Statement  (Form N-1A) and related  Prospectuses  and  Statement  of  Additional
Information  filed  with  the  Securities  and  Exchange  Commission  under  the
Securities  Act of 1933  (Registration  No.  2-59353)  and under the  Investment
Company Act of 1940 (Registration No. 811-2753).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 8, 2002